EXHIBIT 99.1

BROADRIDGE REPORTS SECOND QUARTER AND SIX MONTHS FISCAL YEAR 2019 RESULTS
Second Quarter Recurring Fee Revenues Increase 7%, to $604 million
Record Second Quarter Closed Sales of $106 million, up 174%
Broadridge Reaffirms Fiscal Year 2019 Guidance
NEW YORK, N.Y., February 7, 2019 - Broadridge Financial Solutions, Inc. (NYSE:BR) today reported financial results for the second quarter and six months ended December 31, 2018 of its fiscal year 2019. Results for the three and six months ended December 31, 2018 compared with the same period last year were as follows:

Summary Financial Results	Second Quarter			Six Months
Dollars in millions, except per share data	2019	2018	Change	2019	2018	Change

Total revenues	$953	$1,013	(6)%	$1,926	$1,938	(1)%
Recurring fee revenues	604	562	7%	1,179	1,110	6%

Operating income	78	116	(33)%	178	201	(11)%
Operating income margin	8.2%	11.4%		9.3%	10.4%

Adjusted Operating income - Non-GAAP	101	138	(27)%	224	245	(9)%
Adjusted Operating income margin - Non-GAAP	10.6%	13.7%		11.6%	12.6%

Diluted EPS	$0.42	$0.52	(19)%	$1.06	$0.93	14%
Adjusted EPS - Non-GAAP	$0.56	$0.79	(29)%	$1.35	$1.32	2%

Closed sales	$106	$39	174%	$124	$62	102%
“Broadridge had a strong second quarter and is well positioned for the full year 2019 and beyond,” said Tim Gokey, Broadridge’s President and CEO. “We generated strong increases in recurring revenue, record closed sales, and earnings in-line with our expectations, all of which further strengthen our ability to deliver future growth. As anticipated, event-driven revenues declined significantly, returning to more normalized levels from a near-record quarter a year ago.
“We enter our seasonally strong second half with positive momentum and on track to achieve our full-year guidance, including 5-7% recurring fee growth and 9-13% Adjusted EPS growth. Broadridge also remains well positioned to deliver on our three-year growth objectives,” Mr. Gokey added.

Fiscal Year 2019 Financial Guidance
Broadridge’s fiscal year 2019 financial guidance is unchanged.

Recurring fee revenue growth	5-7%
Total revenue growth	3-5%

Operating income margin - GAAP	~14.5%
Adjusted Operating income margin - Non-GAAP	~16.5%

Diluted earnings per share growth	12-16%
Adjusted Earnings per share growth - Non-GAAP	9-13%

Free cash flow - Non-GAAP	$565-615M
Closed sales	$185-225M

Note: Fiscal year 2019 guidance includes $25 million of excess tax benefits related to stock-based compensation, down from $41 million in fiscal year 2018.

Third Quarter Fiscal Year 2019 Supplemental Financial Guidance
Broadridge also provided supplemental guidance for the third quarter of Fiscal Year 2019

Recurring fee revenue	$755 million - $780 million
Total revenue	$1,195 million - $1,245 million

Diluted earnings per share	$1.25 - $1.41
Adjusted Earnings per share - Non-GAAP	$1.40 - $1.56

Financial Results for the Second Quarter of Fiscal Year 2019
Revenues
Revenues for the three months ended December 31, 2018 (“second quarter of fiscal year 2019”) decreased 6% to $953 million from $1,013 million in the prior year period.
Recurring fee revenues rose 7% to $604 million from $562 million. The increase in recurring fee revenues reflected organic growth of 6% (including 3pts from Net New Business and 3pts from internal growth), 1pt from our recent acquisitions and 1pt from the impact of the revenue accounting change. Event-driven fee revenues decreased $49 million, or 51%, to $48 million, primarily from decreased mutual fund proxy revenues and equity proxy contests, after previously increasing 227% in the fiscal second quarter of 2018 from increased mutual fund proxy activity and equity proxy contests. Distribution revenues decreased $48 million, or 13%, to $323 million. Changes in foreign currency rates negatively impacted revenues by $4 million as compared to the prior year period.
Operating Income
For the second quarter of fiscal year 2019:

•
Operating income was $78 million, a decrease of $38 million, or 33%, compared to $116 million for the prior year period. Operating income margin decreased to 8.2%, compared to 11.4% for the prior year period.

•
Adjusted Operating income was $101 million, a decrease of $37 million, or 27%, compared to $138 million for the prior year period. Adjusted Operating income margin decreased to 10.6%, compared to 13.7% for the prior year period.

•
The decreases in Operating income margin and Adjusted Operating income margin are primarily due to (i) the decrease in higher-margin event-driven fee revenues and (ii) higher selling, general and administrative expenses, primarily due to higher selling expenses and increased spending on technology initiatives, which more than offset (iii) the decrease in cost of revenues primarily from the decrease in distribution revenues and (iv) the increase in recurring fee revenues.
Interest Expense and Other Non-Operating Expenses
Interest expense, net for the second quarter of fiscal year 2019 was $11 million, an increase of less than $1 million, or 5%, compared to $10 million for the prior year period. Other non-operating expense, net was $3 million, an increase of less than $1 million, compared to $2 million for the prior year period.
Effective Tax Rate
The effective tax rate for the second quarter of fiscal year 2019 was 22.4% compared to 40.0% for the prior year period. The decrease in the effective tax rate is primarily due to the U.S. federal corporate income tax rate change under the Tax Cuts and Jobs Act (the “Tax Act”). Included in the provision for taxes is $0.8 million of excess tax benefits attributable to stock-based compensation, a decline from the $1.5 million benefit recognized in the second quarter of fiscal 2018.
Net Earnings and Earnings per Share
For the second quarter of fiscal year 2019:

•	Net earnings decreased 20% to $50 million, compared to $62 million for the prior year period.

•	Adjusted Net earnings decreased 29% to $67 million, compared to $95 million for the prior year period.

•	Diluted earnings per share decreased 19% to $0.42, compared to $0.52 for the prior year period.

•	Adjusted earnings per share decreased 29% to $0.56, compared to $0.79 for the prior year period.

Segment and Other Results for the Second Quarter of Fiscal Year 2019
Investor Communication Solutions (“ICS”)
ICS revenues for the second quarter of fiscal year 2019 were $738 million, a decrease of $64 million, or 8%, compared to $802 million for the prior year period.

•
Recurring fee revenues rose $33 million, or 10%, to $367 million. The increase was attributable to: (i) higher internal growth (4pts), (ii) Net New Business from increases in revenue from Closed sales (4pts), (iii) revenues from acquisitions (1pt) and (iv) the impact of the revenue accounting change (1pt).

•	Event-driven fee revenues decreased $49 million, or 51%, to $48 million, the result of decreased mutual fund proxy revenues and equity proxy contests.

•	Distribution revenues decreased $48 million, or 13%, to $323 million.
During the second quarter of fiscal year 2019, Broadridge was able to separate certain annually recurring mutual fund related communications that were previously included in event-driven fee revenues. These activities are presented within recurring fee revenues commencing in the second quarter of fiscal 2019 and resulted in an increase of $4 million in ICS recurring fee revenues and the impact of this reclassification will add approximately $15 million to recurring fee revenues for the year.
ICS earnings before income taxes for the second quarter of fiscal year 2019 were $37 million, a decrease of $35 million, or 49%, compared to $72 million for the prior year period, primarily due to lower event-driven fee revenues offsetting higher recurring fee revenues. Pre-tax margins decreased by 4.0 percentage points to 5.0% from 9.0%.
Global Technology and Operations (“GTO”)
GTO revenues for the second quarter of fiscal year 2019 were $237 million, an increase of $9 million, or 4%, compared to $228 million in the prior year period. The increase was attributable to: (i) higher Net New Business from Closed sales (3pts) and (ii) internal growth driven by higher trade levels (1pt). The impact of the revenue accounting change was negligible.

GTO earnings before income taxes for the second quarter of fiscal year 2019 were $47 million, a decrease of $3 million, or 7%, compared to $51 million in the prior year period, due in part to the impact of ongoing new product development expenses and increased conversion costs related to client go-lives. Pre-tax margins decreased by 2.2 percentage points to 20.0% from 22.2%.
Other
Other Pre-tax loss increased 5% in the second quarter of fiscal year 2019 to $28 million from $26 million in the prior year period. The increased loss was primarily due to higher corporate expenses and unrealized losses on marketable securities pursuant to an accounting change that was not in the comparable prior year period.

Financial Results for the Six Months Ended December 31, 2018
Revenues
Revenues for the six months ended December 31, 2018 decreased 1% to $1,926 million from $1,938 million in the prior year period.
Recurring fee revenues rose 6% to $1,179 million from $1,110 million. The increase in recurring fee revenues reflected organic growth of 5% (including 4pts from Net New Business and 2pts from internal growth) and 1pt from our recent acquisitions. The impact of the revenue accounting change was negligible. Event-driven fee revenues decreased $32 million, or 20%, to $125 million, primarily from decreased equity proxy contests and mutual fund proxy activity. Distribution revenues decreased $40 million, or 6%, to $664 million. Changes in foreign currency rates negatively impacted revenues by $8 million as compared to the prior year period.
Operating Income
For the six months ended December 31, 2018:

•
Operating income was $178 million, a decrease of $23 million, or 11%, compared to $201 million for the prior year period. Operating income margin decreased to 9.3%, compared to 10.4% for the prior year period.

•
Adjusted Operating income was $224 million, a decrease of $21 million, or 9%, compared to $245 million for the prior year period. Adjusted Operating income margin decreased to 11.6%, compared to 12.6% for the prior year period.

•
The decreases in Operating income margin and Adjusted Operating income margin are primarily due to (i) the decrease in higher-margin event-driven fee revenues and (ii) higher selling, general and administrative expenses, primarily due to higher selling expenses and increased spending on technology initiatives, which more than offset (iii) the decrease in cost of revenues primarily from the decrease in distribution revenues and (iv) the increase in recurring fee revenues.

Interest Expense and Other Non-Operating Expenses
Interest expense, net for the six months ended December 31, 2018 was $20 million, an increase of less than $1 million, or 4%, compared to $20 million for the prior year period. Other non-operating expense, net was $4 million, an increase of less than $1 million, compared to $4 million for the prior year period.
Effective Tax Rate
The effective tax rate for the six months ended December 31, 2018 was 17.6% compared to 37.0% for the prior year period. The decrease in the effective tax rate is primarily due to the U.S. federal corporate income tax rate change under the Tax Act as well as the recognition of $8 million in excess tax benefits attributable to stock-based compensation as compared to $3 million for the prior year period.
Net Earnings and Earnings per Share
For the six months ended December 31, 2018:

•	Net earnings increased 13% to $127 million, compared to $112 million for the prior year period.

•	Adjusted Net earnings increased 2% to $162 million, compared to $159 million for the prior year period.

•	Diluted earnings per share increased 14% to $1.06, compared to $0.93 for the prior year period.

•	Adjusted earnings per share increased 2% to $1.35, compared to $1.32 for the prior year period.

Segment and Other Results for the Six Months Ended December 31, 2018
Investor Communication Solutions
ICS revenues for the six months ended December 31, 2018 were $1,504 million, a decrease of $25 million, or 2%, compared to $1,529 million for the prior year period.

•
Recurring fee revenues rose $47 million, or 7%, to $715 million. The increase was attributable to: (i) Net New Business from increases in revenue from Closed sales (4pts), (ii) revenues from acquisitions (2pt) and (iii) higher internal growth (1pt). The impact of the revenue accounting change on recurring fee revenue was negligible.

•	Event-driven fee revenues decreased $32 million, or 20%, to $125 million, the result of decreased equity proxy contests and mutual fund proxy activity.

•	Distribution revenues decreased $40 million, or 6%, to $664 million.
ICS earnings before income taxes for the six months ended December 31, 2018 were $96 million, a decrease of $22 million, or 19%, compared to $118 million for the prior year period, primarily due to lower event-driven fee revenues. Pre-tax margins decreased by 1.3 percentage points to 6.4% from 7.7%.
Global Technology and Operations
GTO revenues for the six months ended December 31, 2018 were $464 million, an increase of $21 million, or 5%, compared to $443 million in the prior year period. The increase was attributable to: (i) higher Net New Business from Closed sales (3pts) and (ii) internal growth driven by higher trade levels (2pts). The impact of the revenue accounting change was negligible.
GTO earnings before income taxes for the six months ended December 31, 2018 were $94 million, a decrease of $2 million, or 2%, compared to $96 million in the prior year period, primarily due to the impact of incremental expenditures to drive new business and increased conversion costs related to client go-lives. Pre-tax margins decreased by 1.4 percentage points to 20.2% from 21.6%.
Other
Other Pre-tax loss increased 6% in the six months ended December 31, 2018 to $51 million from $48 million in the prior year period. The increased loss was primarily due to higher corporate expenses.

Adoption of New Accounting Standards
Effective July 1, 2018, Broadridge adopted Accounting Standards Update No. 2014-09 “Revenue from Contracts with Customers” and its related amendments (the “revenue accounting change”). Results for reporting periods beginning after July 1, 2018 reflect the revenue accounting change while prior period amounts have not been adjusted and continue to be reported in accordance with historical accounting guidelines. Please refer to Broadridge’s Quarterly Report on Form 10-Q for the period ended December 31, 2018 for additional information related to this change.
Earnings Conference Call
An analyst conference call will be held today, Thursday, February 7, 2019 at 8:30 a.m. ET. A live webcast of the call will be available to the public on a listen-only basis. To listen to the live event and access the slide presentation, visit Broadridge’s Investor Relations website at www.broadridge-ir.com prior to the start of the webcast. To listen to the call, investors may also dial 1-844-348-2805 within the United States and international callers may dial 1-213-785-7185.
A replay of the webcast will be available and can be accessed in the same manner as the live webcast at the Broadridge Investor Relations site. Through February 21, 2019, the recording will also be available by dialing

1-855-859-2056 passcode: 3145519 within the United States or 1-404-537-3406 passcode: 3145519 for international callers.

Explanation and Reconciliation of the Company’s Use of Non-GAAP Financial Measures
The Company’s results in this press release are presented in accordance with U.S. generally accepted accounting principles (“GAAP”) except where otherwise noted. In certain circumstances, results have been presented that are not generally accepted accounting principles measures (“Non-GAAP”). These Non-GAAP measures are Adjusted Operating income, Adjusted Operating income margin, Adjusted Net earnings, Adjusted earnings per share, and Free cash flow. These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results.
The Company believes our Non-GAAP financial measures help investors understand how management plans, measures and evaluates the Company’s business performance. Management believes that Non-GAAP measures provide consistency in its financial reporting and facilitates investors’ understanding of the Company’s operating results and trends by providing an additional basis for comparison. Management uses these Non-GAAP financial measures to, among other things, evaluate our ongoing operations, for internal planning and forecasting purposes and in the calculation of performance-based compensation. In addition, and as a consequence of the importance of these Non-GAAP financial measures in managing our business, the Company’s Compensation Committee of the Board of Directors incorporates Non-GAAP financial measures in the evaluation process for determining management compensation.
Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Earnings and Adjusted Earnings per Share
These Non-GAAP measures reflect Operating income, Operating income margin, Net earnings, and Diluted earnings per share, as adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operating performance. These adjusted measures exclude the impact of: (i) Amortization of Acquired Intangibles and Purchased Intellectual Property, (ii) Acquisition and Integration Costs and (iii) Tax Act items. Amortization of Acquired Intangibles and Purchased Intellectual Property represents non-cash amortization expenses associated with the Company’s acquisition activities. Acquisition and Integration Costs represent certain transaction and integration costs associated with the Company’s acquisition activities. Tax Act items represent the net impact of a U.S. federal transition tax on earnings of certain foreign subsidiaries, foreign jurisdiction withholding taxes and certain benefits related to the remeasurement of the Company’s net U.S. federal and state deferred tax liabilities attributable to the Tax Act.
We exclude Amortization of Acquired Intangibles and Purchased Intellectual Property as well as Acquisition and Integration Costs and Tax Act items from our earnings measures because excluding such information provides us with an understanding of the results from the primary operations of our business and these items do not reflect ordinary operations or earnings. Management believes these adjusted measures may be useful to an investor in evaluating the underlying operating performance of our business.
Free Cash Flow
In addition to the Non-GAAP financial measures discussed above, we provide Free cash flow information because we consider Free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated that could be used for dividends, share repurchases, strategic acquisitions, other investments, as well as debt servicing. Free cash flow is a Non-GAAP financial measure and is defined by the Company as Net cash flows provided by operating activities less Capital expenditures as well as Software purchases and capitalized internal use software.
Reconciliations of such Non-GAAP measures to the most directly comparable financial measures presented in accordance with GAAP can be found in the tables that are part of this press release.
Forward-Looking Statements
This press release and other written or oral statements made from time to time by representatives of Broadridge may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of

1995. Statements that are not historical in nature, and which may be identified by the use of words such as “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could be” and other words of similar meaning, are forward-looking statements. In particular, information appearing in the “Fiscal Year 2019 Financial Guidance” section are forward-looking statements. These statements are based on management’s expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. These risks and uncertainties include those risk factors discussed in Part I, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (the “2018 Annual Report”), as they may be updated in any future reports filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by reference to the factors discussed in the 2018 Annual Report.
These risks include: the success of Broadridge in retaining and selling additional services to its existing clients and in obtaining new clients; Broadridge’s reliance on a relatively small number of clients, the continued financial health of those clients, and the continued use by such clients of Broadridge’s services with favorable pricing terms; a material security breach or cybersecurity attack affecting the information of Broadridge’s clients; changes in laws and regulations affecting Broadridge’s clients or the services provided by Broadridge; declines in participation and activity in the securities markets; the failure of Broadridge’s key service providers to provide the anticipated levels of service; a disaster or other significant slowdown or failure of Broadridge’s systems or error in the performance of Broadridge’s services; overall market and economic conditions and their impact on the securities markets; Broadridge’s failure to keep pace with changes in technology and demands of its clients; Broadridge’s ability to attract and retain key personnel; the impact of new acquisitions and divestitures; and competitive conditions. Broadridge disclaims any obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

About Broadridge
Broadridge Financial Solutions, Inc. (NYSE: BR), a $4 billion global Fintech leader and a part of the S&P 500® Index, is a leading provider of investor communications and technology-driven solutions to banks, broker-dealers, asset managers and corporate issuers globally. Broadridge's investor communications, securities processing and managed services solutions help clients reduce their capital investments in operations infrastructure, allowing them to increase their focus on core business activities. With over 50 years of experience, Broadridge's infrastructure underpins proxy voting services for over 50 percent of public companies and mutual funds globally, and processes on average more than US $5 trillion in fixed income and equity trades per day. Broadridge employs over 10,000 full-time associates in 18 countries. For more information about Broadridge, please visit www.broadridge.com.

Contact Information
Investors:
W. Edings Thibault
Investor Relations
(516) 472-5129
Media:
Gregg Rosenberg
Corporate Communications
(212) 918-6966

Condensed Consolidated Statements of Earnings
(Unaudited)

In millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Revenues	$953.4	$1,012.8	$1,926.2	$1,937.6
Operating expenses:
Cost of revenues	734.0	769.3	1,473.0	1,495.3
Selling, general and administrative expenses	141.2	127.7	274.9	241.2
Total operating expenses	875.2	896.9	1,747.9	1,736.5
Operating income	78.2	115.9	178.3	201.1
Interest expense, net	10.7	10.2	20.4	19.6
Other non-operating expenses, net	3.2	2.2	4.4	3.7
Earnings before income taxes	64.3	103.5	153.6	177.8
Provision for income taxes	14.4	41.4	27.0	65.8
Net earnings	$49.9	$62.1	$126.6	$112.0

Basic earnings per share	$0.43	$0.53	$1.09	$0.96
Diluted earnings per share	$0.42	$0.52	$1.06	$0.93

Weighted-average shares outstanding:
Basic	116.3	116.6	116.3	116.5
Diluted	119.1	120.3	119.4	120.1
Dividends declared per common share	$0.485	$0.365	$0.97	$0.73

Amounts may not sum due to rounding.

Condensed Consolidated Balance Sheets
(Unaudited)

In millions, except per share amounts	December 31, 2018	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$249.8	$263.9
Accounts receivable, net of allowance for doubtful accounts of $2.2 and $2.7, respectively	607.4	615.0
Other current assets	109.3	112.2
Total current assets	966.4	991.1
Property, plant and equipment, net	187.9	204.1
Goodwill	1,254.3	1,254.9
Intangible assets, net	445.4	494.1
Other non-current assets	503.6	360.5
Total assets	$3,357.6	$3,304.7
Liabilities and Stockholders’ Equity
Current liabilities:
Payables and accrued expenses	$509.1	$671.0
Contract liabilities	88.8	106.3
Total current liabilities	597.9	777.3
Long-term debt	1,194.1	1,053.4
Deferred taxes	74.0	57.9
Contract liabilities	169.2	75.2
Other non-current liabilities	199.7	246.5
Total liabilities	2,234.9	2,210.4
Commitments and contingencies
Stockholders’ equity:
Preferred stock: Authorized, 25.0 shares; issued and outstanding, none	—	—
Common stock, $0.01 par value: 650.0 shares authorized; 154.5 and 154.5 shares issued, respectively; and 115.7 and 116.3 shares outstanding, respectively	1.6	1.6
Additional paid-in capital	1,087.8	1,048.5
Retained earnings	1,843.8	1,727.0
Treasury stock, at cost: 38.8 and 38.1 shares, respectively	(1,741.4)	(1,630.8)
Accumulated other comprehensive loss	(69.2)	(51.9)
Total stockholders’ equity	1,122.6	1,094.3
Total liabilities and stockholders’ equity	$3,357.6	$3,304.7

Amounts may not sum due to rounding.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

Dollars in millions	Six Months Ended December 31,
	2018	2017
Cash Flows From Operating Activities
Net earnings	$126.6	$112.0
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	42.5	40.0
Amortization of acquired intangibles and purchased intellectual property	43.2	39.2
Amortization of other assets	44.6	22.9
Stock-based compensation expense	29.4	24.7
Deferred income taxes	(10.0)	(11.2)
Other	(13.4)	(1.7)
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Current assets and liabilities:
Decrease in Accounts receivable, net	11.0	18.0
Increase in Other current assets	(12.1)	(6.2)
Decrease in Payables and accrued expenses	(158.4)	(147.5)
Increase (decrease) in Contract liabilities	13.3	(5.5)
Non-current assets and liabilities:
Increase in Other non-current assets	(87.3)	(37.9)
Increase in Other non-current liabilities	52.8	95.1
Net cash flows provided by operating activities	82.1	141.8
Cash Flows From Investing Activities
Capital expenditures	(21.0)	(42.1)
Software purchases and capitalized internal use software	(9.3)	(10.4)
Acquisitions, net of cash acquired	—	(30.2)
Other investing activities	(1.8)	(2.8)
Net cash flows used in investing activities	(32.0)	(85.4)
Cash Flows From Financing Activities
Debt proceeds	210.0	190.0
Debt repayments	(70.0)	(70.0)
Dividends paid	(99.0)	(80.4)
Purchases of Treasury stock	(120.3)	(3.0)
Proceeds from exercise of stock options	19.1	4.4
Other financing activities	(1.8)	(5.5)
Net cash flows (used in) provided by financing activities	(61.9)	35.4
Effect of exchange rate changes on Cash and cash equivalents	(2.3)	3.6
Net change in Cash and cash equivalents	(14.1)	95.4
Cash and cash equivalents, beginning of period	263.9	271.1
Cash and cash equivalents, end of period	$249.8	$366.5

Amounts may not sum due to rounding.

Segment Results
(Unaudited)

Dollars in millions	Revenues
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in millions)		(in millions)
Investor Communication Solutions	$738.1	$802.2	$1,503.9	$1,528.6
Global Technology and Operations	236.6	228.0	464.3	442.9
Foreign currency exchange	(21.4)	(17.4)	(42.0)	(33.9)
Total	$953.4	$1,012.8	$1,926.2	$1,937.6

	Earnings (Loss) before Income Taxes
	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in millions)		(in millions)
Investor Communication Solutions	$37.0	$72.4	$96.0	$118.0
Global Technology and Operations	47.3	50.6	93.7	95.7
Other	(27.9)	(26.5)	(51.0)	(48.0)
Foreign currency exchange	7.9	7.0	15.0	12.1
Total	$64.3	$103.5	$153.6	$177.8

Pre-tax margins:
Investor Communication Solutions	5.0%	9.0%	6.4%	7.7%
Global Technology and Operations	20.0%	22.2%	20.2%	21.6%
Amounts may not sum due to rounding.

Supplemental Reporting Detail - Additional Product Line Reporting
(Unaudited)

Dollars in millions	Three Months Ended December 31,			Six Months Ended December 31,
Investor Communication Solutions	2018	2017	Change	2018	2017	Change
Equity Proxy	$41.7	$33.6	24%	$72.7	$63.6	14%
Mutual fund and exchange-traded funds (“ETF”) interims	60.7	46.9	29%	118.5	96.2	23%
Customer communications and fulfillment	182.6	187.3	(3)%	357.5	368.9	(3)%
Other ICS	82.1	66.5	23%	165.9	138.7	20%
Total ICS Recurring fee revenues	367.2	334.4	10%	714.6	667.4	7%

Equity and other	19.5	28.8	(32)%	43.6	59.5	(27)%
Mutual funds	28.6	68.6	(58)%	81.4	97.1	(16)%
Total ICS Event-driven fee revenues	48.1	97.3	(51)%	125.1	156.6	(20)%

Distribution revenues	322.9	370.4	(13)%	664.2	704.7	(6)%

Total ICS Revenues	$738.1	$802.2	(8)%	$1,503.9	$1,528.6	(2)%

Global Technology and Operations
Equities and Other	$196.5	$189.4	4%	$384.2	$368.4	4%
Fixed income	40.1	38.5	4%	80.1	74.5	8%
Total GTO Recurring fee revenues	236.6	228.0	4%	464.3	442.9	5%

Foreign currency exchange	(21.4)	(17.4)	23%	(42.0)	(33.9)	24%
Total Revenues	$953.4	$1,012.8	(6)%	$1,926.2	$1,937.6	(1)%

Revenues by Type
Recurring fee revenues	$603.8	$562.4	7%	$1,179.0	$1,110.2	6%
Event-driven fee revenues	48.1	97.3	(51)%	125.1	156.6	(20)%
Distribution revenues	322.9	370.4	(13)%	664.2	704.7	(6)%
Foreign currency exchange	(21.4)	(17.4)	23%	(42.0)	(33.9)	24%
Total Revenues	$953.4	$1,012.8	(6)%	$1,926.2	$1,937.6	(1)%
Amounts may not sum due to rounding.

Recurring Fee Revenue Growth Drivers
(Unaudited)

	Three Months Ended, December 31, 2018			Six Months Ended, December 31, 2018
	ICS	GTO	Total	ICS	GTO	Total
Internal growth	4%	1%	3%	1%	2%	2%
Net new business	4%	3%	3%	4%	3%	4%
Organic Recurring fee revenue growth	8%	4%	6%	5%	5%	5%

Acquisitions	1%	—%	1%	2%	—%	1%
Revenue accounting change impact	1%	—%	1%	—%	—%	—%
Total Recurring fee revenue growth	10%	4%	7%	7%	5%	6%

Amounts may not sum due to rounding.

Select Operating Metrics
(Unaudited)

	Three Months Ended December 31,			Six Months Ended December 31,
Dollars in millions	2018	2017	% Change	2018	2017	% Change

Closed Sales	$105.9	$38.7	174%	$124.3	$61.6	102%

Record Growth[1]
Equity proxy	15%	12%		15%	8%
Mutual fund interims	20%	10%		14%	10%

Internal Trade Growth[2]
Equity	16%	9%		18%	8%
Fixed Income	6%	2%		5%	1%
Amounts may not sum due to rounding.

[1] Stock record growth and interim record growth measure the annual change in total positions eligible for equity proxies and mutual fund & ETF interims, respectively, for equities and mutual funds position data reported to Broadridge in both the current and prior year periods.

[2] Internal trade growth represents the growth in trade volumes for clients whose contracts are linked to trade volumes and who were on Broadridge’s trading platforms in both the current and prior year period.

Reconciliation of Non-GAAP to GAAP Measures
(Unaudited)

Dollars in millions, except per share amounts	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in millions)
Operating income (GAAP)	$78.2	$115.9	$178.3	$201.1
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	21.3	19.7	43.2	39.2
Acquisition and Integration Costs	1.3	2.6	2.2	4.7
Adjusted Operating income (Non-GAAP)	$100.8	$138.3	$223.7	$244.9
Operating income margin (GAAP)	8.2%	11.4%	9.3%	10.4%
Adjusted Operating income margin (Non-GAAP)	10.6%	13.7%	11.6%	12.6%

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
	(in millions)
Net earnings (GAAP)	$49.9	$62.1	$126.6	$112.0
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	21.3	19.7	43.2	39.2
Acquisition and Integration Costs	1.3	2.6	2.2	4.7
Taxable adjustments	22.6	22.4	45.4	43.8
Tax Act items	—	16.1	—	16.1
Tax impact of adjustments (a)	(5.3)	(5.9)	(10.3)	(13.0)
Adjusted Net earnings (Non-GAAP)	$67.2	$94.7	$161.8	$158.9

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Diluted earnings per share (GAAP)	$0.42	$0.52	$1.06	$0.93
Adjustments:
Amortization of Acquired Intangibles and Purchased Intellectual Property	0.18	0.16	0.36	0.33
Acquisition and Integration Costs	0.01	0.02	0.02	0.04
Taxable adjustments	0.19	0.19	0.38	0.37
Tax Act items	—	0.13	—	0.13
Tax impact of adjustments (a)	(0.04)	(0.05)	(0.09)	(0.11)
Adjusted earnings per share (Non-GAAP)	$0.56	$0.79	$1.35	$1.32

(a) Calculated using the GAAP effective tax rate, adjusted to exclude $0.8 million and $7.9 million of excess tax benefits associated with stock-based compensation for the three and six months ended December 31, 2018, as well as the net $16.1 million charges associated with the Tax Act and $1.5 million and $3.0 million of excess tax benefits associated with stock-based compensation, for the three and six months ended December 31, 2017. For purposes of calculating the Adjusted earnings per share, the same adjustments were made on a per share basis.

	Six Months Ended December 31,
	2018	2017
	(in millions)
Net cash flows provided by operating activities (GAAP)	$82.1	$141.8
Capital expenditures and Software purchases and capitalized internal use software	(30.3)	(52.5)
Free cash flow (Non-GAAP)	$51.8	$89.3

Amounts may not sum due to rounding.

Guidance for Third Quarter and Fiscal Year 2019 Guidance
Reconciliation of Non-GAAP to GAAP Measures
Adjusted Earnings Per Share Growth, Adjusted Operating Income Margin and Free Cash Flow
(Unaudited)

Dollars in millions, except per share amounts
Third Quarter FY19 Adjusted Earnings Per Share (1)
Diluted earnings per share (GAAP)	$1.25 - $1.41
Adjusted earnings per share (Non-GAAP)	$1.40 - $1.56

FY19 Adjusted Earnings Per Share Growth Rate (1)
Diluted earnings per share (GAAP)	12% - 16% growth
Adjusted earnings per share (Non-GAAP)	9% - 13% growth

FY19 Adjusted Operating Income Margin (2)
Operating income margin % (GAAP)	~14.5%
Adjusted Operating income margin % (Non-GAAP)	~16.5%

FY19 Free Cash Flow
Net cash flows provided by operating activities (GAAP)	$660 - $730
Capital expenditures and Software purchases and capitalized internal use software	(95) - (115)
Free cash flow (Non-GAAP)	$565 - $615

(1) Adjusted earnings per share growth (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, and is calculated using diluted shares outstanding. Fiscal year 2019 Non-GAAP Adjusted earnings per share guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.60 per share. For the third quarter of Fiscal Year 2019, the guidance excludes Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs, net of taxes, of approximately $0.15 per share

(2) Adjusted Operating income margin (Non-GAAP) is adjusted to exclude the projected impact of Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs. Fiscal year 2019 Non-GAAP Adjusted Operating income margin guidance estimates exclude Amortization of Acquired Intangibles and Purchased Intellectual Property, and Acquisition and Integration Costs of approximately $94 million.